UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2008

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

(a) On June 30, 2008, FMC Technologies, Inc. (the "Company") sent a blackout trading restriction notice (the "BTR Notice") to the directors and executive officers of John Bean Technologies Corporation ("JBT") and FMC Technologies, Inc. ("FTI") informing them that due to the distribution of JBT common stock into the JBT stock fund of the Qualified (401(k)) and Non-Qualified Savings Plans (the "Plans") for both FTI and JBT in connection with the spin-off of JBT from FTI, Plan participants will not be able to make changes to their investments in the FTI stock funds or JBT stock funds in all four Plans beginning on July 31, 2008 and expected to end on August 7, 2008 (the "BTR Blackout Period").

The Notice, which was provided in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, advises the Company’s executive officers and directors of applicable trading restrictions, including an extended blackout period imposed by FTI company policy.

A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the BTR Blackout Period and for two years after the end date of the BTR Blackout Period, a shareholder or other interested person may obtain, without charge, information regarding the BTR Blackout Period, including the actual end date, by contacting Jeffrey Carr – Vice President, General Counsel and Corporate Secretary, FMC Technologies, Inc., 1803 Gears Road, Houston Texas 77067, (281)591-4000.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Notice Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of FMC Technologies, Inc., dated June 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

July 1, 2008	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Notice Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of FMC Technologies, Inc., dated June 30, 2008.